UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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Form 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2014

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Cimpress N.V.
(Exact Name of Registrant as Specified in Its Charter)

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The Netherlands	000-51539	98-0417483
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Hudsonweg 8
Venlo	5928 LW
The Netherlands	(Zip Code)
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: 31-77-850-7700

Not applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

On December 11, 2014, in line with the authorization we received from our shareholders at our Annual General Meeting on November 12, 2014, the Supervisory Board of Cimpress N.V. authorized the repurchase of up to 6,400,000 of our issued and outstanding ordinary shares on the open market, through privately negotiated transactions, or in one or more self tender offers. This share repurchase program expires on May 12, 2016, and we may suspend or discontinue the program at any time. This new program replaces the previous repurchase program that our Supervisory Board approved in May 2014.

The Supervisory Board’s authorization does not necessarily mean that we will repurchase the full number of shares over the term of the repurchase program. Our management will determine the timing and amount of shares repurchased based on its evaluation of many factors, including but not limited to our share price relative to our anticipated future cash flows; our ability to use operating cash flow and/or debt to repurchase the shares while staying within our debt covenants which may not allow us to repurchase the full number of shares based on our leverage; the amount of cash and/or debt capacity we have for other uses including general operating purposes, acquisitions, mergers, or similar transactions; general shareholder concentration and liquidity concerns; and the purchase parameters set by our shareholders and the Supervisory Board. Any repurchased shares will be available for use in connection with our equity compensation plans and corporate acquisitions, and we expect to fund the repurchase program by using our operating cash flows or by drawing on our credit facility or other forms of debt financing.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 12, 2014	CIMPRESS N.V.

	By:	/s/Ernst J. Teunissen
Ernst J. Teunissen
Executive Vice President and Chief Financial Officer